Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Odonate Therapeutics, Inc. of our report dated February 22, 2019, relating to the financial statements of Odonate Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Odonate Therapeutics, Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Squar Milner LLP

San Diego, California

February 22, 2019